UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 31, 2006

MILLENNIUM CHEMICALS INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-12091	22-3436215
(Commission File Number)	(I.R.S. Employer Identification No.)

Two Greenville Crossing, 4001 Kennett Pike, Suite 238 Greenville, Delaware	19807
(Address of principal executive offices)	(Zip Code)

(713) 652-7200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The description set forth below is qualified in its entirety by the full text of the document to which it refers, which document is filed herewith.

Item 1.01 Entry into a Material Definitive Agreement

On July 31, 2006, Millennium Chemicals Inc. (“Millennium”), entered into a supplemental indenture (the “Supplemental Indenture”) to the Indenture dated as of November 25, 2003, among Millennium, as Issuer, Millennium America Inc., as Guarantor, and the Bank of New York, as Trustee, in respect to the 4% Convertible Senior Debentures due November 15, 2003. The Supplemental Indenture primarily revised the Indenture to exclude Millennium Holdings, LLC and its subsidiaries (collectively, “Millennium Holdings”), a subsidiary of Millennium, from events-of-default provisions that could be triggered in connection with judgments against Millennium Holdings. The Supplemental Indenture is being filed with this Current Report on Form 8-K as Exhibit 4.3(b).

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

4.3(b)	Second Supplemental Indenture dated as of July 31, 2006 among Millennium Chemicals Inc., as Issuer, Millennium America Inc., as Guarantor, and the Bank of New York, as Trustee, governing Millennium’s 4% Convertible Senior Debentures due 2023

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLENNIUM CHEMICALS INC.

By:	/s/ Kerry A. Galvin
Name:	Kerry A. Galvin
Title:	Senior Vice President and
General Counsel

Date: August 1, 2006

INDEX TO EXHIBITS

Exhibit Number		Description

4.3	(b)	Second Supplemental Indenture dated as of July 31, 2006 among Millennium Chemicals Inc., as Issuer, Millennium America Inc., as Guarantor, and the Bank of New York, as Trustee, governing Millennium’s 4% Convertible Senior Debentures due 2023